As filed with the Securities and Exchange Commission on November 5, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GOLDEN POND HEALTHCARE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-0183099
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

18 Arrowhead Way Darien, CT	06920
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock, par value $0.001 per share	American Stock Exchange

Warrants, exercisable for one share of Common Stock	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-144718

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, the common stock and the warrants of Golden Pond Healthcare, Inc. (the “Company”). The description of the units, the common stock and the warrants contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-144718), filed with the Securities and Exchange Commission on July 19, 2006, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation *

3.2	By-Laws*

4.1	Specimen Unit Certificate **

4.2	Specimen Common Stock Certificate **

4.3	Specimen Warrant Certificate **

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company **

*	Incorporated by reference from Amendment Number 2 to the Company’s Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on October 9, 2007.

**	Incorporated by reference from Amendment Number 3 to the Company’s Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on October 25, 2007.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GOLDEN POND HEALTHCARE, INC.

Date: November 5, 2007	By:	/s/ Stephen F. Wiggins
STEPHEN F. WIGGINS Chairman and President

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